Exhibit 99.1

The Pepsi Bottling Group's Worldwide Topline Growth Surges in 3rd Quarter

    SOMERS, N.Y.--(BUSINESS WIRE)--Sept. 27, 2005--The Pepsi Bottling Group, Inc. (NYSE:PBG) today reported third quarter 2005 net income of $205 million, or diluted earnings per share (EPS) of $0.82. These results include a net pretax gain of $16 million from the high fructose corn syrup litigation settlement, or $0.04 of diluted EPS on an after-tax basis. The reported results compare to reported net income in third quarter 2004 of $191 million, or $0.73 per diluted share, which included a $0.02 gain from the settlement of certain international tax audits.

    -- PBG delivered strong worldwide physical case volume growth of five percent in the third quarter on a constant territory basis. The Company's U.S. and Canada operations each delivered a four-percent volume improvement, outpacing the industry during the critical summer-selling season. In Europe, PBG's operations generated eight-percent volume growth and, in Mexico, physical case volume grew seven percent for the quarter.

    -- Reported net revenue per case grew four percent on a worldwide basis in the third quarter, including a one percentage point contribution from foreign currency translation. In the U.S., net revenue per case increased two percent.

    -- In the third quarter, reported operating income increased 10 percent, reflecting solid operating performance and a four percentage point contribution from the high fructose corn syrup litigation settlement, net of strategic spending initiatives. Foreign currency translation accounted for one percentage point of the growth.

    -- PBG narrowed the range of its full-year EPS expectations to $1.83 to $1.87.

    "This was another great quarter in what is shaping up to be a very solid year for PBG," said John T. Cahill, PBG Chairman and Chief Executive Officer. "Our U.S. business was the primary driver of our operating results in the third quarter with even better volume growth than we expected, as well as consistent rate improvement. Sales of our non-carbonated beverages were very strong, up more than 20 percent. Aquafina, Tropicana, Lipton teas and our energy portfolio all generated double-digit volume growth. Our diet carbonated soft drink portfolio continued to perform well, growing four percent in the quarter. Looking ahead, the pricing environment in the U.S. remains favorable. We initiated new rate increases in select territories post-Labor Day, which position us well for a solid finish in 2005.
    "In Mexico, our overall volume performance was very good. The relaunch of our bottled water, Epura, late last year as well as the introduction of Aguas Frescas, a fruit-flavored still water, have boosted sales in this area. Competitive challenges remain in the carbonated soft drink side of the business, though we have seen promising results in our territories outside of Mexico City. During the balance of the year, we will be executing several consumer promotions and some in-and-out product innovation to boost our performance in the category.
    "Our European volume results were led by great growth in Russia and Turkey. In Russia, trademark Pepsi continues to post impressive gains, fueled by innovation such as Pepsi Ice Cream. Lipton Iced Tea has been a terrific addition to our portfolio with strong growth in every quarter since its introduction last year. In Turkey, our focus on building greater sales capability continues to pay dividends. Volume growth was strong in the third quarter with sales of Brand Pepsi up 14 percent. Innovation has been a driver of our success as well. Pepsi Blue, which was launched last quarter, helped lift our share in supermarkets by a full point. In Spain, our business results were soft amidst an increasingly competitive marketplace and challenging pricing environment. Overall, Europe is on track to deliver solid volume results for the full year."
    PBG's physical case volume in the U.S. grew four percent in the third quarter on a constant territory basis. (Constant territory calculations assume all significant acquisitions made in 2004 were made at the beginning of 2004 and exclude all significant acquisitions made in 2005.) The Company's U.S. cold drink volume grew three percent and its take-home business increased by five percent. Volume in PBG's Europe territories grew eight percent. In Mexico, physical case volume grew seven percent for the quarter, led by water sales. Bottled water volume increased 23 percent and jug water volume grew 14 percent. Volume of carbonated soft drinks (CSDs) in Mexico was down one percent on a physical case basis. CSD volume on an eight-ounce basis, however, grew three percent.
    The Company's reported net revenue per case growth in the U.S. was two percent in the third quarter. Rate improvement was the primary driver of this growth.
    Reported operating income in the third quarter grew 10 percent on a worldwide basis. Cost of goods sold (COGS) per case was up five percent in the third quarter, with foreign currency translation accounting for one percentage point of that growth. PBG's worldwide reported selling, delivery and administrative expenses (SD&A) grew seven percent in total dollars. One-and-one-half percentage points of this growth came from foreign currency translation. Other drivers of the SD&A growth in the third quarter were higher volume growth in the U.S. and rising fuel prices. Reported SD&A growth was reduced by the pretax gain of $26 million from the high fructose corn syrup litigation settlement. This income was partially offset by $10 million in strategic spending initiatives. The net result reduced the growth of third quarter SD&A by about one-and-one-half percentage points.
    During the third quarter, PBG repurchased 3.3 million shares of common stock. Through the end of the third quarter, the Company repurchased 12.1 million shares.
    In fiscal 2005, PBG now expects to achieve diluted EPS of $1.83 to $1.87. The Company's worldwide constant territory volume expectations are for growth of three percent for the year, excluding the impact of the 53rd week. (See Editor's Note.) Reported operating income will likely increase three to five percent for the year. The operating profit from the 53rd week will be spent on long-term strategic initiatives. PBG expects net cash provided by operations less capital expenditures to be approximately $500 million, with capital expenditures in the range of $675 to $725 million.
    The Pepsi Bottling Group, Inc. (www.pbg.com) is the world's largest manufacturer, seller and distributor of Pepsi-Cola beverages with operations in the U.S., Canada, Greece, Mexico, Russia, Spain and Turkey. To receive company news releases by e-mail, please visit www.pbg.com.
    Listen in live to PBG's third quarter 2005 earnings discussion with financial analysts on September 27th at 11 a.m. (EDT) at http://www.pbg.com.

    Editor's Note: PBG's fiscal year ends on the last Saturday in December and, as a result, a 53rd week will be added to the fiscal year 2005. Fiscal 2004 had 52 weeks.

    Forward-Looking Statement:

    Statements made in this press release that relate to future performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual performance or results to materially differ. PBG undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in PBG's Securities and Exchange Commission reports, including PBG's annual report on Form 10-K for the year ended December 25, 2004.


                    THE PEPSI BOTTLING GROUP, INC.
        THIRD QUARTER 2005 RECONCILIATION OF NON-GAAP MEASURES

            Diluted Earnings per Share (EPS) Reconciliation

The following non-GAAP financial information is provided to assist investors in evaluating PBG's ongoing operating performance on a comparable year over year basis. Management uses measurements to review our results that exclude certain items that are not indicative of our ongoing results. Below are diluted EPS measurements that, for 2005, exclude the gain from the settlement of the high fructose corn syrup class action lawsuit net of strategic spending initiatives that were implemented from the proceeds and, for 2004, exclude the impact from the settlement of certain international tax audits.

                                                                EPS
                                                              Growth
                                Guidance    Actual   Actual  vs. Prior
                              Q3, 2005 (1) Q3, 2005 Q3, 2004   Year

Diluted EPS, as reported        $0.76 to
                                 $0.78     $0.82     $0.73      13%
Litigation settlement, net      $0.01 to
                                 $0.02     $0.04 (2)    --
Gain from settlement of
 certain international tax
 audits                            --         --     $0.02
                              ------------ -------- --------

  EPS excluding settlements     $0.75 to
                                 $0.76     $0.78     $0.71      10%

1) Provided during Q2 Earnings Call on July 7, 2005.

2) Gain from high fructose corn syrup litigation settlement of $26 million pretax (EPS of $.06, after tax), net of strategic spending initiatives of $10 million pretax (EPS of $0.02, after tax).

                    THE PEPSI BOTTLING GROUP, INC.
                          IMPACT OF 53RD WEEK
                            Full-Year 2005

In 2005, our fiscal year will include a 53rd week, while fiscal year 2004 consisted of 52 weeks. Our U.S. and Canadian operations report on a fiscal year that consists of 52 weeks, ending on the last Saturday in December. Every five or six years a 53rd week is added. Our other countries report on a calendar-year basis. In order to provide comparable guidance for 2005, we have excluded the impact of the 53rd week from our volume outlook. The table below provides pro forma disclosure by excluding the projected impact of the 53rd week in 2005:

                           Pro Forma
                        Forecasted 2005   Impact of  Forecasted 2005
                       versus 2004 Growth 53rd Week versus 2004 Growth
Worldwide Volume              3%             1%            4%

                    THE PEPSI BOTTLING GROUP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           in millions, except per share amounts, unaudited

                                    12 Weeks Ended    36 Weeks Ended
                                   ----------------- -----------------
                                   Sept. 3, Sept. 4, Sept. 3, Sept. 4,
                                    2005     2004     2005     2004
                                   -------- -------- -------- --------

Net revenues                        $3,214   $2,934   $8,223   $7,676
Cost of sales                        1,695    1,522    4,306    3,951
                                   -------- -------- -------- --------

Gross profit                         1,519    1,412    3,917    3,725
Selling, delivery and
 administrative expenses             1,126    1,055    3,101    2,945
                                   -------- -------- -------- --------

Operating income                       393      357      816      780
Interest expense, net                   56       50      169      158
Other non-operating (income)
 expense, net                           (1)       1        -        3
Minority interest                       24       22       47       43
                                   -------- -------- -------- --------

Income before income taxes             314      284      600      576
Income tax expense                     109       93      208      193
                                   -------- -------- -------- --------

Net income                            $205     $191     $392     $383
                                   ======== ======== ======== ========


Basic earnings per share             $0.84    $0.75    $1.60    $1.49
                                   ======== ======== ======== ========

Weighted-average shares
 outstanding                           243      254      245      257


Diluted earnings per share           $0.82    $0.73    $1.55    $1.44
                                   ======== ======== ======== ========

Weighted-average shares
 outstanding                           250      262      252      266

                    THE PEPSI BOTTLING GROUP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        in millions, unaudited

                                                      36 Weeks Ended
                                                     -----------------
                                                     Sept. 3, Sept. 4,
                                                       2005     2004
                                                     -------- --------
Cash Flows - Operations
  Net income                                            $392     $383
  Adjustments to reconcile net income to net cash
   provided by operations:
    Depreciation                                         420      394
    Amortization                                          10        9
    Changes in working capital and other non-cash
     charges                                             (16)      32
  Pension contributions                                  (30)     (72)
  Other, net                                             (51)     (36)
                                                     -------- --------

Net Cash Provided by Operations                          725      710
                                                     -------- --------

Cash Flows - Investments
  Capital expenditures                                  (444)    (425)
  Acquisitions of bottlers                                (1)      (8)
  Proceeds from sale of property, plant and
   equipment                                              20        8
  Other investing activities, net                          1        -
                                                     -------- --------

Net Cash Used for Investments                           (424)    (425)
                                                     -------- --------

Cash Flows - Financing
  Borrowing activities, net                              (35)    (848)
  Dividends paid                                         (44)     (18)
  Treasury stock transactions                           (259)    (394)
                                                     -------- --------

Net Cash Used for Financing                             (338)  (1,260)
                                                     -------- --------

Effect of Exchange Rate Changes on Cash and Cash
 Equivalents                                              (1)      (3)
                                                     -------- --------

Net Decrease in Cash and Cash Equivalents                (38)    (978)
Cash and Cash Equivalents - Beginning of Period          305    1,235
                                                     -------- --------

Cash and Cash Equivalents - End of Period               $267     $257
                                                     ======== ========

                    THE PEPSI BOTTLING GROUP, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                 in millions, except per share amounts

                                                Sept. 3,    Dec. 25,
                                                  2005        2004
                                               ----------- -----------
Assets                                         (unaudited)
Current Assets
  Cash and cash equivalents                          $267        $305
  Accounts receivable, net                          1,422       1,054
  Inventories                                         510         427
  Prepaid expenses and other current assets           256         253
                                               ----------- -----------
    Total Current Assets                            2,455       2,039

Property, plant and equipment, net                  3,576       3,581
Other intangible assets, net                        3,659       3,639
Goodwill                                            1,440       1,416
Other assets                                          121         118
                                               ----------- -----------
    Total Assets                                  $11,251     $10,793
                                               =========== ===========

Liabilities and Shareholders' Equity
Current Liabilities
  Accounts payable and other current
   liabilities                                     $1,644      $1,373
  Short-term borrowings                                89         155
  Current maturities of long-term debt                 87          53
                                               ----------- -----------
    Total Current Liabilities                       1,820       1,581

Long-term debt                                      4,479       4,489
Other liabilities                                     973         914
Deferred income taxes                               1,397       1,415
Minority interest                                     495         445
                                               ----------- -----------
    Total Liabilities                               9,164       8,844
                                               ----------- -----------

Shareholders' Equity
  Common stock, par value $0.01 per share:
    Authorized 900 shares, issued 310 shares            3           3
  Additional paid-in capital                        1,701       1,719
  Retained earnings                                 2,228       1,887
  Accumulated other comprehensive loss               (279)       (315)
  Deferred compensation                                 -          (1)
  Treasury stock: 68 shares and 61 shares at
   September 3, 2005 and December 25, 2004,
   respectively, at cost                           (1,566)     (1,344)
                                               ----------- -----------
    Total Shareholders' Equity                      2,087       1,949
                                               ----------- -----------
      Total Liabilities and Shareholders'
       Equity                                     $11,251     $10,793
                                               =========== ===========

    CONTACT: Public Relations:
             Kelly McAndrew, 914-767-7690
              OR
             Investor Relations:
             Mary Winn Settino, 914-767-7216